EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (“Agreement”) is entered into as of June 22, 2006 by and between MACATAWA BANK (“Macatawa” or “Employer”) and RAY TOOKER (“Employee”).

        Employee is employed by Employer as Senior Vice President, Senior Lender. Employee has voluntarily requested a phase out of his employment with Employer. This Agreement memorializes the terms and conditions of Employee’s phased out employment with the Employer, and Employee’s obligations to Employer and benefits Employee will receive.

        ACCORDINGLY, in consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

1.      EMPLOYMENT

1.1 Term; Duties.

(a) Term. This Agreement will commence on the day and year first written above (subject to the Provisions of Section 4 herein) and will end on December 31, 2008, unless earlier terminated pursuant to Section 2 (the “Term”), except for the Non-Competition and other covenants set forth in Section 3 of this Agreement which continue following the Term.

(b) Duties.

(i) During the balance of 2006, Employee will continue to serve as Senior Vice President, Senior Lender and perform all of his current duties on a full time basis. Employee will perform all duties reasonably related to Employee’s position and/or status and any other duties and responsibilities that Employer specifies from time to time, not inconsistent with the principal duties/status specified above. Employee agrees to devote Employee’s working time exclusively to the duties/status required under this Agreement.

(ii) Effective January 1, 2007, Employee will relinquish his title as Senior Lender, but will keep his title of Senior Vice President and continue to serve on loan committees and maintain loan authority. Employee will also continue to participate fully in management team meetings and ALCO and to counsel and advise senior management.

(iii) Effective January 1, 2008, Employee will be assigned duties as requested by Macatawa and mutually agreed upon by both parties.

1.2 Compensation. Employee will be compensated as follows:

(a) During the balance of 2006, Employer will pay Employee the remaining portion of employee’s 2006 annual base salary of $145,000.00. Employee’s annual base salary will be payable in accordance with Employer’s normal payroll practices. In addition to the annual base salary, Employee will be eligible to receive a bonus as determined by Macatawa Bank’s Bonus Plan. In addition, Employee will be eligible for stock options as approved by the Compensation Committee of Macatawa Bank Corporation.

(b) Commencing January 1, 2007, Employer will pay Employee an annual base salary of $145,000.00, in accordance with Employer’s normal payroll practices. In addition to the annual base salary, Employee will be eligible to receive a bonus as determined by Macatawa Bank’s Bonus Plan. Employee will not participate in the Stock Option Plan in 2007.

(c) Commencing January 1, 2008, Employer will pay Employee an annual base salary of $96,000.00. Employee’s annual base salary will be payable in accordance with Employer’s normal payroll practices. Employee will not participate in either Macatawa Bank’s Bonus Plan or Stock Option Plan in 2008.

(d) Withholding. Any payments made to Employee under this Agreement will be reduced by any required federal, state or local government withholdings or deductions for taxes or similar charges or otherwise pursuant to applicable law.

(e) Partial-Year Adjustments. Any Annual Base Salary or Bonus payable to Employee for any period of employment of less than one year during the Term will be reduced to reflect the actual number of days of employment during the period.

1.3 Other Benefits. During the Term, unless otherwise set forth in the Agreement, Employee and Employee’s dependents may participate in and receive the standard Employee benefits that Employer makes generally available to all its employees, subject to the eligibility requirements of such plans or benefits.

1.4 Expenses. Employer will reimburse Employee for direct out-of-pocket expenses incurred in the performance of Employee’s duties. Such expenses must be reasonably incurred and properly accounted for to Employer and must be approved by the President or the individual designated by the President to approve such expenses.

        2.       EARLY TERMINATION

2.1 Events of Termination. Employee's employment with Employer will terminate on December 31, 2008 or earlier in the event of any of the following:

(a) Death or Disability. This Agreement will terminate immediately upon the death or disability of Employee. “Disability” means, with respect to Employee, that Employee has become physically or mentally incapacitated so that, in the reasonable judgment of the President of the Employer, Employee is unable to fully perform Employee’s duties and such other services as he is required to perform under this Agreement for ninety (90) or more days in any consecutive twelve (12) month period.

(b) Cause. Employer may terminate this Agreement when there is cause for such termination. “Cause” means any of the following:

(i) Employee’s continued failure to perform substantially the services and duties contemplated by Employee’s employment (other than any such failure resulting from Employee’s incapacity due to death or Disability);

(ii) Employee’s engaging in misconduct;

(iii) Employee’s conviction of, or pleading guilty or no contest to, a felony;

(iv) Employee’s performance of any act (including any dishonest or fraudulent act) that is injurious to the business or reputation of Employer; or

(v) Employee’s breach of any of Employee’s obligations pursuant to the Non-Competition covenants of his Employment Agreement.

(c) Mutual Agreement. This Agreement will terminate as of the date specified in a written agreement between Employer and Employee.

        3.      NON-COMPETITION COVENANTS

3.1 Non-Competition. In consideration of Employee’s continued employment with the Employer and the salary and benefits contained herein, Employee covenants and agrees that during employment with the Employer, and for a period of two (2) years following Employee’s termination of employment with Employer for any reason under Section 2.1 of this Agreement unless such termination has been determined under Section 5.4 to be a breach of this Agreement by the Employer (the “Non-Competition Period”), Employee will not, directly or indirectly, own, manage, operate, control, invest in, be employed by or under contract with, participate in, consult with or render services to, or be connected in any manner with the operation, ownership, management or control of any person or entity that competes or plans to compete with any business engaged in by Employer during Employee’s employment. The geographic scope of the foregoing covenant is the Michigan Counties of Ottawa, Kent, Allegan, and Muskegon or any other Michigan Counties where Macatawa is conducting business when Employee’s employment terminates. Employee agrees to promptly notify in writing the Employer’s President of any employment or other affiliation with any other person or entity during the Non-Competition Period. This Section shall not prohibit Employee from owning stocks in any publicly traded corporation so long as such ownership does not exceed five percent (5%) of the total value of the outstanding stock of such corporation. This Section shall also not preclude Employee from continuing with his Board position with Federal Home Loan Bank of Indianapolis.

3.2 Non-Solicitation.

(a) Customers. Employee specifically acknowledges that in the course of Employee’s employment Employee has and will continue to obtain and have access to, confidential data pertaining to Employer’s customers and prospective customers, that such data is a valuable and unique asset of Employer’s business and that the success or failure of Employer’s business is dependent to a significant degree upon its ability to establish and maintain close and continuing personal contacts and working relationships with customers and prospective customers and to develop programs and proposals that are specifically devised, refined and adjusted to meet, satisfy and coincide with the interests and requirements of customers and prospective customers. Employee agrees that, except in the proper discharge of his duties to Employer, during the “Non-Competition Period” Employee will not solicit, directly or indirectly, on Employee’s own behalf or on behalf of any other person or entity any customer(s) or prospective customer(s) of Employer.

(b) Employees. During the Non-Competition Period, Employee agrees that he will not solicit, directly or indirectly, on Employee’s own behalf or on behalf of any other person or entity the services of any person who is an employee or agent of Employer or who was an employee or agent of Employer during the two (2) year period prior to termination of Employee’s employment with Employer, or encourage in any manner any of Employer’s employees or agents to terminate their employment or agency with Employer.

3.3 Confidential Information. Employee hereby acknowledges and agrees that all non-public information and data of Employer, including that related to products, customers, pricing, sales, business plans and financial results, the business or affairs of a current, past or prospective customers of Macatawa, the development of any product, device or invention of Macatawa or any information concerning Macatawa or its operations not readily available to the public, (collectively, “Confidential Information”) are of substantial value to Employer, provide it with substantial competitive advantage in its business and are and have been maintained in strictest confidence as Confidential Information. Except as otherwise approved in writing by the President of Macatawa, Employee will not during and following his employment with Employer divulge, furnish or make accessible to anyone (other than Employer, its directors and officers) any Confidential Information. In the event Employee is required by applicable law or legal process to disclose any Confidential Information, Employee will promptly notify Employer so that Employer may, if it elects to do so, seek a protective order or other appropriate remedy prior to disclosure. If no such protective order or other remedy is obtained, Employee will furnish only that portion of the Confidential Information that Employee is legally required to furnish as determined exercising good faith and reasonable care.

3.4 Non-Disparagement. Employee agrees that, during and following his Employment with the Employer, Employee will not make or publish in oral, written or any other form, any disparaging remark or negative comment to any third party, including Employer’s competitors or customers, the press or other media, nor will Employee knowingly encourage or assist any third party to make any such disparaging remark or negative comment regarding, concerning, or alluding to in any manner, Employer or its past, present or future owners, officers, directors, agents or employees.

3.5 Certain Definitions.

(a) In this Agreement the term “customer” means any person or entity to whom Employer provided or sold services during the two (2) year period prior to termination of Employee’s employment with Employer.

(b) In this Agreement the term “prospective customer” means any person or entity to whom Employer made any proposal, presentation or other offer of services, either orally or in writing, during the two (2) year period prior to termination of Employee’s employment with Employer, or about which Employee obtained any Confidential Information during Employee’s employment with Employer.

3.6 Reasonableness of Covenants; Effect of Termination. The parties acknowledge and agree that the time and other limitations contained in this Section 3 are reasonable and necessary for the proper protection of Employer. Employee further acknowledges that, in the event of the termination of Employee’s employment with Employer, Employee’s skills and experience will permit Employee to find employment in many markets, and the limitations contained in this Section 3 will not prevent Employee from earning a livelihood; and that Employee’s position with Employer and Employee’s access to and use and development of Confidential Information while employed with Employer will make it impossible for Employee to work for any competing business without disclosing or using such Confidential Information, interfering with Employer’s relationships with customers or prospective customers or otherwise violating Employee’s obligations under this Agreement. Employee agrees that his employment and other benefits provided in this Agreements are sufficient and good consideration for the performance of Employee’s obligations under this Section 3. If the employment of Employee is terminated for any reason under Section 2.1 of this Agreement, the obligations of Employee under this Section 3 will remain in full force and effect., unless such termination has been determined under Section 5.4 to be a breach of this Agreement by the Employer.

3.7 Remedies for Breach. Employee acknowledges and agrees that any violation of any provision of Section 3 of this Agreement will cause Employer irreparable damage, that Employer’s remedy at law would be inadequate and that if Employee violates or threatens to violate such restrictions, Employer will be entitled to injunctive relief against Employee, without the necessity of proof of actual damage or the posting of a bond, in addition to any other remedies available under this Agreement at law or in equity, including compensatory damages incurred by Employer as a result of such violation and including costs, expenses and reasonable attorneys’ fees and the right to set off in enforcing any of its rights under Section 3.

         4.      WAIVER AND RELEASE AGREEMENT. Employee agrees to execute the Waiver and Release Agreement attached to this Agreement as Exhibit A, and acknowledges that this Employment Agreement will not become effective until after the Effective Date of the Waiver and Release Agreement.

         5.      MISCELLANEOUS PROVISIONS

5.1 Non-Retention of Material. At such time as Employee’s employment with Employer terminates, or earlier upon Employer’s request at any time or from time to time, Employee will deliver promptly to Employer (a) all records, customer lists, customer information, manuals, books, forms, documents, letters, memoranda, notes, notebooks, reports, brochures, photographs, drawings, specifications, plans, analyses, computer equipment and software, computer stored information, data, tables, calculations or copies thereof in his possession or under his control which are the property of Employer or which relate in any way to the business, products, practices or techniques of Employer, and (b) all other property and Confidential Information of Employer inhis possession or under his control, including all documents that contain any Confidential Information of Employer, or copies thereof.

5.2 Unfunded Benefits. All compensation and other benefits payable to Employee under this Agreement will be unfunded, and Employer will not segregate any assets to satisfy any obligation of Employer under this Agreement.

5.3 Severability. Should any part, term or provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, unenforceable or invalid, the legality, validity and enforceability of the remaining parts, terms and provisions of this Agreement will continue unaffected. A court having jurisdiction has the power to modify such invalid, unenforceable or invalid provision so that it will be legal, valid and enforceable.

5.4 Arbitration. Any controversy or claim arising out of or relating to the Agreement, except for the enforcement of the Non-Competition covenants or breach of any commitment in Section 3 which may be enforced and adjudicated by a court of competent jurisdiction, will be submitted to arbitration in Holland, Michigan, in accordance with the then current Commercial Arbitration Rules and Mediation Procedures of the American Arbitration Association (“AAA”), and judgment upon the award rendered in any in any such arbitration may be entered in any court having jurisdiction.

5.5 Independence of Obligations. Except as otherwise set forth in this Agreement, the covenants of Employee set forth in this Agreement will be construed as independent of any other agreement or arrangement between Employee, on the one hand, and Employer, on the other. The existence of any claim or cause of action by Employee against Employer will not constitute a defense to the enforcement of such covenants against Employee.

5.6 Waiver. No failure on the part of either party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party in exercising any power, right, privilege or remedy under this Agreement, will operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy will preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither party will be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver will not be applicable or have any effect except in the specific instance in which it is given.

5.7 Captions. The captions contained in this Agreement are for convenience of reference only, are not part of this Agreement and have no bearing on the construction or interpretation of this Agreement.

5.8 Counterparts. This Agreement may be executed in counterparts, each of which will constitute an original and when taken together will constitute one agreement.

5.9 Assignment. This Agreement and all rights and obligations of Employee hereunder are personal to Employee and may not be transferred or assigned by Employee at any time. Employer may assign its rights under this Agreement without Employee’s consent to any entity that assumes obligations hereunder in connection with any merger, consolidation or sale or transfer of all or a substantial portion of Employer’s assets or stock to such entity.

5.10 Binding Effect. This Agreement shall be binding on Employee, Employee's spouse, heirs, administrators and assigns.

5.11 Amendment. This Agreement may be amended or modified only by a writing signed by Employee and Employer.

5.12 Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Michigan, without regard to conflict of law principles. Any permitted court proceeding relating to this Agreement must be commenced in the federal courts, or, in the absence of federal jurisdiction, the state courts, located in Ottawa County, Michigan. The parties irrevocably submit to the jurisdiction of such courts and irrevocably waive any objection that they may have to pursuit of any such proceeding in any such court.

5.13 Entire Agreement. Except for the Waiver and Release Agreement attached to this Agreement as Exhibit A, this Agreement constitutes the entire agreement of Employer and Employee with respect to the matters set forth in this Agreement.

        IN WITNESS WHEREOF, Employer and Employee have entered into this Employment Agreement as of the day and year first written above.

EMPLOYEE: /s/ Ray Tooker _________________________ Mr. Ray Tooker Date: June 22, 2006	MACATAWA BANK: /s/ Philip Koning By:___________________________________ Its: President Date: June 22, 2006

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